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                                                                  EXHIBIT (j)(1)


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our reports dated October 7, 2002 for the Van Kampen Tax Managed Equity Growth Fund, Van Kampen Technology Fund and Van Kampen International Advantage Fund in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Equity Trust II filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-75493) and in this Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-9279).


                                                           /s/ ERNST & YOUNG LLP
                                                               -----------------
                                                               ERNST & YOUNG LLP

Chicago, Illinois
December 19, 2002